Exhibit 99

DCB FINANCIAL CORP ANNOUNCES

FIRST QUARTER 2012 NET INCOME

LEWIS CENTER, Ohio, April 20, 2012 — DCB Financial Corp, (OTC Bulletin Board DCBF), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) announced net income of $159 thousand compared to net income of $33 thousand for the same period in 2011. Components of the improved net income for the quarter include improvements in both noninterest income and expense and continued improvement in loan loss provisions. DCB continues to improve the overall quality of its loan portfolio.

“The improved performance of The Bank has been largely due to the overall progression in the credit quality of our loan portfolio,” noted Ronald J. Seiffert, President and Chief Executive Officer. “The management team has developed a visionary and comprehensive Strategic Plan for 2012 and beyond. We have introduced several new business products, added key senior-level personnel and are implementing the plans to grow the organization. We have been working hard and it appears that our hard work is starting to pay off.”

“I feel very good that The Bank is headed in the right direction and that we now have the personnel, tools and ability to once again be a leading community bank in Central Ohio,” Seiffert concluded.

Provision and Allowance for Loan Losses

The provision for loan losses totaled $475 thousand for the three months ended March 31, 2012, compared to $675 thousand for the same period in 2011. During the current quarter, The Bank has experienced an improvement in credit risk due to reduced problem loans, reduced nonaccrual loans and reduced delinquency rates. The main reason for this is positive results from workout activities, charge-offs of bad loans and increased collection efforts. Additionally, some improvement in the Bank’s market area in the real estate sector has allowed for quicker sale of notes, and sale of real estate associated with problem loans. On a quarterly basis, Management completes a rigorous loan quality review on its problem credits to determine if additional reserves are needed for expected future credit losses.

The allowance for loan losses was $9.3 million, or 2.79% of total loans at March 31, 2012. Net charge-offs for the first quarter were $717 thousand. Non-accrual loans at March 31, 2012 were $7.1 million, a decrease of $10.1 million from March 31, 2011, which is attributed to pay-offs, charge-offs, and sales of non-performing loans. The majority of non-accrual balances are attributed to loans in the investment real estate sector that were not generating sufficient cash flow to service the debt. Management continues to focus on workout related activity to reduce non-accrual and substandard but performing loans. Delinquent loans over thirty days decreased to 2.12% of total loans at March 31, 2012 from 2.24% at December 31, 2011 and down from 3.80% at March 31, 2011. The improving delinquency trends are due to improved collection results and, as noted above, the improvement in non-accrual loans.

Net Interest Income

Net interest income of $4.0 million decreased from the $4.6 million reported for the three months ended March 31, 2011. This change is mainly attributed to a year-over-year decline in earning assets. Net interest margin was 3.35% for the first quarter 2012, compared to 3.39% for the linked fourth quarter 2011. This change in margin was caused by continued high levels of short-term cash balances which typically earn lower yields, offset by reduced deposit and borrowing costs.

Loan origination volume and the reduced balance sheet funding requirements have allowed management to focus on tactically addressing the structure of deposits. Non-interest bearing balances increased to $88.5 million at March 31, 2012 from $77.0 million at March 31, 2011. The Bank continues to emphasize core deposit generation as part of its focus to increase exposure to consumer markets while reducing its reliance on public funds. Though funding costs remain low, it is likely that some retail deposit costs will increase as various deposit specials are offered to consumers in order to grow those accounts. However, the Corporation has been able to reduce its overall long-term borrowings through the Federal Home Loan Bank (FHLB) by replacing those advances with these lower cost customer deposits.

Noninterest Income

Total noninterest income for the quarter was $1.7 million, slightly ahead of the $1.5 million recognized in the first quarter 2011. This increase is attributed to increased gains on security sales, offset by OREO property write downs and write off of leasehold improvement expenses from the exit of certain branch locations in the second half of 2011. The gain on security sales was the result of Management continuing to re-balance its investment portfolio in order to more fully diversify its credit risks.

Noninterest Expense

The total noninterest expense of $4.9 million for the first quarter represents a decline of $576 thousand, or 10.6%, from the three months ended March 31, 2011. The decrease in operating expense is attributed to a reduction in salary and benefits, a decline in occupancy expense and a reduction in insurance costs including Federal Insurance Deposit Corporation (FDIC) deposit insurance premiums. These declines were offset by a one-time pre-payment penalty that was incurred on the early retirement of FHLB long-term debt.

Analysis of Selected Financial Condition

The Corporation’s assets totaled $517.7 million at March 31, 2012, compared to $587.8 million at March 31, 2011. The reduced asset size is attributed to a combination of aggressive workout tactics which have successfully reduced the number of problem credits on the balance sheet, coupled with the reduction of both long-term borrowings and wholesale funding. Management’s deleveraging the balance sheet can allow for greater funding flexibility for future loan growth as the economic conditions continue to improve within the bank’s geographic footprint. Cash and cash equivalents were $58.0 million at the end of the quarter which is fully adequate to fund anticipated new loan originations. Excess cash has been used to increase the securities portfolio in order to increase yields. Total securities increased from $68.3 million at March 31, 2011 to $89.8 million at March 31, 2012. The increase in securities also provides collateral for various borrowing opportunities with the Federal Reserve, FHLB and various correspondent banks. Total loans decreased to $334.6 million from $408.2 million since March 31, 2011, or 18.1%. The decline in outstanding loan balances is mainly due to successful workout activities coupled with the lower volume of new originations due to the current economy. The Company continues to be productive in improving its non-performing loans via note sales, charge-offs and restructures.

Total deposits decreased $32.8 million from $489.1 million at March 31, 2011 to $456.3 million at March 31, 2012. This decrease is mainly due to a decline in jumbo time deposits and CDARs balances. Management continues to focus on reducing the Company’s overall reliance on wholesale funding. During the quarter Management also was able to reduce FHLB debt through an early pay-off of existing balances. This allowed for a productive use of short-term cash balances while continuing to deleverage the balance sheet. Long-term debt at March 31, 2012 was $24.3 million, down from $57.7 million, or 57.9% since March 31, 2011. However, with its stable deposit base and adequate cash balances, there has been less need for the utilization of borrowed funds. Management intends to continue to reduce its exposure to high cost FHLB advances.

DCB FINANCIAL CORP

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Cash and due from financial institutions	$10,001	$11,067
Interest-bearing deposits	48,034	28,247

Total cash and cash equivalents	58,035	39,314
Securities available-for-sale	88,838	88,113
Securities held-to-maturity	1,045	1,010

Total securities	89,883	89,123
Loans	334,563	359,767
Less allowance for loan losses	(9,343)	(9,584)

Net loans	325,220	350,183
Real estate owned	4,488	4,605
Investment in FHLB stock	3,799	3,799
Premises and equipment, net	11,837	12,107
Bank-owned life insurance	17,992	17,822
Accrued interest receivable and other assets	6,482	5,928

Total assets	$517,736	$522,881

LIABILITIES
Deposits
Noninterest-bearing	$88,516	$69,674
Interest-bearing	367,814	375,754

Total deposits	456,330	445,428
Federal Home Loan Bank advances	24,289	40,036
Accrued interest payable and other liabilities	2,626	2,718

Total liabilities	483,245	488,182

SHAREHOLDERS’ EQUITY
Common stock, no par value, 7,500,000 shares authorized, 4,273,908 issued	3,785	3,785
Retained earnings	45,304	45,145
Treasury stock, at cost, 556,523 shares	(13,494)	(13,494)
Accumulated other comprehensive loss	(1,104)	(737)

Total shareholders’ equity	34,491	34,669

Total liabilities and shareholders’ equity	$517,736	$522,881

DCB FINANCIAL CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Interest and dividend income
Loans	$4,366	$5,328
Taxable securities	591	510
Tax-exempt securities	61	93
Federal funds sold and other	21	21

Total interest income	5,039	5,952
Interest expense
Deposits	665	702
Borrowings	368	637

Total interest expense	1,033	1,339

Net interest income	4,006	4,613
Provision for loan losses	475	675

Net interest income after provision for loan losses	3,531	3,938
Noninterest income
Service charges on deposit accounts	598	651
Trust department income	283	259
Net gain on sales of assets	356	19
Gains on sale of loans	—	18
Treasury management fees	67	107
Data processing servicing fees	—	141
Earnings on bank owned life insurance	170	167
Other	198	140

Total noninterest income	1,672	1,502
Noninterest expense
Salaries and other employee benefits	2,255	2,405
Occupancy and equipment	843	1,027
Professional services	375	406
Advertising	84	86
Postage, freight and courier	51	95
Supplies	38	38
State franchise taxes	104	125
Federal deposit insurance premiums	291	407
Other	814	842

Total noninterest expense	4,855	5,431

Income before income tax	348	9
Income tax expense (credits)	189	(24)

Net income	$159	$33

Basic and diluted income per common share	$0.04	$0.01

Dividends per share	$—	$—

DCB FINANCIAL CORP

Selected Key Ratios and Other Financial Data

(Unaudited)

(Dollars in thousands, except per share data)

Key Financial Information

	Three Months Ended March 31,
	2012	2011
Net interest income	$4,006	$4,613
Provision for loan losses	$475	$675
Noninterest income	$1,672	$1,502
Noninterest expense	$4,855	$5,431
Net income	$159	$33
Basic income per common share	$0.04	$0.01
Diluted income per common share	$0.04	$0.01

	As of March 31,
	2012	2011
Total assets (average)	$525,085	$580,594
Loan balances (average)	$350,023	$417,060
Deposit balances (average)	$451,651	$476,991
Non-accrual loans	$7,068	$17,158
Loans 90 days past due and accruing	$690	$1,536
Weighted Average Shares Outstanding:
Basic	3,717,385	3,717,385
Diluted	3,736,217	3,717,385

DCB FINANCIAL CORP

Selected Key Ratios and Other Financial Data

(Unaudited)

Key ratios

	Three Months Ended March 31,
	2012	2011
Return on average assets	0.12%	0.02%
Return on average shareholders’ equity	1.86%	0.35%
Annualized noninterest expense to average assets	3.72%	3.79%
Efficiency ratio	85.51%	88.81%
Net interest margin	3.35%	3.52%
Net charge-offs (annualized) as a percent of average loans	0.81%	2.52%

	As of
	March 31,
	2012	2011
Equity to assets at period end	6.66%	6.35%
Allowance for loan losses as a percentage of period end loans	2.79%	2.52%
Total allowance for loan losses to non-accrual loans	132.19%	60.03%
Delinquent loans (30+ days)	2.12%	3.80%
Non-performing loans (NPLs) to total loans	2.32%	4.58%
Non-performing assets (NPAs) to total assets	2.57%	4.07%
NPAs plus troubled debt restructures (TDRs) to total assets	6.49%	8.28%

Business of DCB Financial Corp

DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 14 branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services.

Application of Critical Accounting Policies

DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2011 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.

Forward-Looking Statements

Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company. Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.